ClifftonLarsonAllen LLP
CLAconnect.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report, dated June 21, 2022, relating to our audit of the financial statements which appears in the Form 11-K of Tennant Company Retirement Savings Plan for the year ended December 31, 2022.

CliftonLarsonAllen LLP

CliftonLarsonAllen LLP

Minneapolis, Minnesota
June 28, 2023